                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of General Electric Company on Form S-4 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP
---------------------------------------------
  DELOITTE & TOUCHE LLP

Parsippany, New Jersey
November 9, 2000